Exhibit 99.1

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

In re COHERENT, INC. SHAREHOLDER	)	Lead Case No. C-07-0955-JF
DERIVATIVE LITIGATION	)
	)	[~~PROPOSED~~] ORDER AND FINAL
	)	JUDGMENT
This Document Relates To:	)
)
ALL ACTIONS.	)
)

This matter came before the Court for hearing pursuant to the Order of this Court, dated 9/14, 2009 (“Order”), on the application of the parties for approval of the proposed settlement (“Settlement”) set forth in the Stipulation of Settlement, dated August 12, 2009, and the Exhibits thereto (the “Stipulation”);

The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement; the Court being fully advised of the premises and good cause appearing therefore, the Court enters this Order and Final Judgment.

IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1.             This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2.             This Court has jurisdiction over the subject matter of the Action, including all matters necessary to effectuate the Settlement, and over all Settling Parties.

3.             The Court finds that the notice provided to Coherent stockholders constituted the best notice practicable under the circumstances. The notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process.

4.             The Court finds that, during the course of the litigation of the Action, the Settling Parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11 and all other similar laws.

5.             The Court finds that the terms of the Stipulation and Settlement are fair, reasonable and adequate as to each of the Settling Parties, and hereby finally approves the Stipulation and Settlement in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

6.              The Action and all claims contained therein as well as all of the Released Claims are dismissed with prejudice. The Settling Parties are to bear their own costs, except as otherwise provided in the Stipulation.

7.              Upon the Effective Date, as defined in the Stipulation, Coherent, Plaintiffs (acting derivatively on behalf of Coherent), and each of Coherent’s stockholders (solely in their capacity as Coherent stockholders) shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement or resolution of the Action against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

8.            Upon the Effective Date, as defined in the Stipulation, each of the Released Persons shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Plaintiffs, Plaintiffs’ Counsel, Coherent, and all of the Coherent stockholders (solely in their capacity as Coherent stockholders) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

9.            The Court hereby approves the Fee and Expense Award in accordance with the Stipulation and finds that such fee is fair and reasonable.

10.          Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties; or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other Person in any other actions or proceedings, whether civil, criminal or administrative. The Released Persons may file the Stipulation and/or this Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim; and any of the Settling Parties may file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement.

11.            Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation.

12.            In the event that the Settlement does not become effective in accordance with the terms of the Stipulation, this Order and Final Judgment shall be vacated, and all orders entered and releases delivered in connection with the Stipulation and this Order and Final Judgment shall be null and void, except as otherwise provided for in the Stipulation.

13.            This Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Rule 58, Federal Rules of Civil Procedure.

IT IS SO ORDERED.

DATED:11/20, 2009	/s/
THE HONORABLE JEREMY FOGEL UNITED STATES DISTRICT JUDGE

Submitted by,

COUGHLIN STOIA GELLER
  RUDMAN & ROBBINS LLP
TRAVIS E. DOWNS III
JEFFREY D. LIGHT
KATHLEEN A. HERKENHOFF
BENNY C. GOODMAN III

JEFFREY D. LIGHT

655 West Broadway, Suite 1900
San Diego, CA 92101
Telephone: 619/231-1058
619/231-7423 (fax)

COUGHLIN STOIA GELLER
  RUDMAN & ROBBINS LLP
SHAWN A. WILLIAMS
JOHN K. GRANT
100 Pine Street, Suite 2600
San Francisco, CA 94111
Telephone: 415/288-4545
415/288-4534 (fax)

BARROWAY TOPAZ KESSLER

  MELTZER & CHECK, LLP
NICHOLE T. BROWNING (251937)
580 California Street, Suite 1750
San Francisco, CA 94104
Telephone: 415/400-3004
415/400-3001 (fax)

BARROWAY TOPAZ KESSLER

  MELTZER & CHECK, LLP
LEE RUDY

280 King of Prussia Road
Radnor, PA 19087
Telephone: 610/667-7706
610/667-7056 (fax)

Co-Lead Counsel for Plaintiffs

THE WEISER LAW FIRM, P.C.
ROBERT B. WEISER
121 N. Wayne Avenue, Suite 100
Wayne, PA 19087
Telephone: 610/225-2677
610/225-2678 (fax)

Additional Counsel for Plaintiffs